UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

PhotoWorks, Inc.

(Exact name of registrant as specified in its charter)

0-15338

(Commission File Number)

Washington	91-0964899
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

71 Columbia Street, Seattle, WA 98104

(Address of principal executive offices, with zip code)

206-281-1390

(Registrant's telephone number, including area code)

[Former Name or Former Address, if applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

0225103.08

Item 1.02 Termination of a Material Definitive Agreement

On July 27, 2006, Philippe Sanchez, the President and Chief Executive Officer of PhotoWorks, Inc., resigned as an officer of the Company. The Board of Directors accepted his resignation and agreed with Mr. Sanchez to provide the following severance package:

1.	Mr Sanchez’ salary and benefits, including medical, dental, vision and life insurance, will continue until Jan-31, 2007.
2.	If the company pays a performance bonus for fiscal 2006, Mr. Sanchez will be eligible to participate.
3.	Mr. Sanchez’ options will continue to vest until Jan-31, 2007 after which he will have ninety days to exercise them according to the Company’s stock option plan.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)         On July 27, 2006, Mr. Philippe Sanchez resigned as President and Chief Executive Officer of the Company to pursue other interests. Mr. Sanchez will remain on the Board of Directors of the Company.

(c)         On July 27, 2006, the Board of Directors of the Company appointed Mr. Joseph W. Waechter as interim President and Chief Executive Officer of the Company, pending the Company’s search for a permanent replacement for Mr. Sanchez. Mr. Waechter is a current director of the Company and is President of Sunra Holdings LLC, the Company’s largest shareholder.

Item 9. Financial Statement and Exhibits.

(d)	Exhibits

10.1	Letter from the Company to Philippe Sanchez re severance benefits

0225103.08	-2-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhotoWorks, Inc.

Date: July 28, 2006	By:/s/ Wade Pfeiffer

Wade Pfeiffer

Chief Financial Officer

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